UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2022
 Hasbro, Inc.
(Exact name of registrant as specified in its charter)

Rhode Island	1-6682		05-0155090
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1027 Newport Avenue	Pawtucket,	Rhode Island	02861
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code:   (401) 431-8697

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value per share	HAS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On January 5, 2022, Hasbro, Inc. (the “Company” or “Hasbro”) announced the appointment of Chris Cocks as the Company’s Chief Executive Officer and the election of Mr. Cocks to the Company’s Board of Directors (the “Board”), both effective February 25, 2022. Mr. Cocks, age 48, currently serves as President of Hasbro’s Wizards of the Coast and Digital Gaming segment. He will succeed Interim CEO, Richard Stoddart, who was appointed following the October 2021 passing of Hasbro’s longtime CEO Brian Goldner. Mr. Stoddart, who has served as a Hasbro independent director since 2014, will become Chair of the Board effective on February 25, 2022.

The Company entered into an employment agreement with Mr. Cocks (the “Employment Agreement”) that provides for the following:

•Term. The term will commence February 25, 2022 (the “Commencement Date”) and extend until December 31, 2024 (“Employment Period”), unless earlier terminated or extended in accordance with the provisions of the Employment Agreement.

•Compensation and Benefits.

◦Base Salary. Mr. Cocks will be paid an annual base salary of $1,500,000.
◦Management Incentive Plan Bonus. Mr. Cocks will be entitled to receive an annual management incentive plan bonus, beginning with the Company’s 2022 fiscal year, with a target equal to 150% of his earned base salary.
◦Long-Term Incentive. Mr. Cocks will be eligible to receive awards under the Company’s long-term equity incentive program with an annual target equal to 500% of his annualized base salary.

•Severance.

◦Mr. Cocks is eligible for severance in the event Hasbro terminates his employment without Cause (as defined in the Employment Agreement) or if Mr. Cocks resigns for Good Reason (as defined in the Employment Agreement).

◦Upon Termination by Hasbro Without Cause, or by Mr. Cocks for Good Reason, Within 24 Months Following a Change in Control. Mr. Cocks is eligible to receive a lump sum payment equal to two times his then-current base salary, a lump sum payment equal to two times his annual management incentive plan target bonus, certain premium payments by Hasbro for continued medical and dental insurance under COBRA for up to 24 months from the effective date of termination, and accelerated vesting of (and lapse of restrictions on) all unexpired, unvested stock options, performance share awards and time-based restricted stock units, with performance share awards vesting at target for the full performance period and a one-year exercise period for stock options.

◦Upon Termination by Hasbro Without Cause, or by Mr. Cocks for Good Reason, Prior to, or More than 24 Months Following, a Change in Control. Mr. Cocks is eligible to receive (i) payment of an amount equal to his then-current base salary for a period of 24 months, (ii) two times his then-current annual management incentive plan target bonus payable in equal installments over a period of 24 months, (iii) a pro-rated annual management incentive plan bonus for the year in which the termination occurs, based on actual company performance (a “Pro-Rata Bonus”), (iv) certain premium payments by Hasbro for continued medical and dental insurance under COBRA for up to 24 months from the effective date of termination, (v) accelerated vesting of (and lapse of restrictions on) all unexpired, unvested stock options and time-based restricted stock units and a one-year exercise period for stock options, and (vi) pro-rata vesting of performance share awards, which will remain outstanding for their performance periods and at the end of the applicable periods Mr. Cocks will receive a pro-rata share (based on the portion of the performance periods that had elapsed as of the date of termination of employment) of the actual number of shares earned under such awards based on company performance (“Pro-Rata PSA Vesting”), payable at the end of the performance periods (“Pro-Rata PSA Vesting Schedule”).

◦Following expiration of the term of the Employment Agreement, if Hasbro does not offer to extend the term for at least an additional year on comparable terms and conditions as those set forth in the Employment Agreement or the parties cannot otherwise mutually agree upon the terms of an agreement for Mr. Cocks to remain employed with Hasbro, then Mr. Cocks is eligible to receive (i) payment of his then-current base salary for a period of 18 months following the date of termination of employment, (ii) an amount equal to 1.5 times his target bonus, payable in equal installments over an 18 month period from the effective date of termination, (iii) certain premium payments by Hasbro for continued medical and dental insurance under COBRA for up to 18 months from the effective date of termination, (iv) a Pro-Rata Bonus for the year in which the date of termination occurs, and (v) Pro-Rata PSA Vesting of performance share awards in accordance with the Pro-Rata PSA Vesting Schedule. All outstanding equity awards other than the performance share awards shall be treated in accordance with their terms, without any forward vesting.

◦If Mr. Cocks’ employment terminates by reason of his death or Disability (as defined in the Employment Agreement), Mr. Cocks (or his estate) is entitled to receive the Pro-Rata Bonus, as well as accelerated vesting of (and lapse of restrictions on) all unexpired, unvested stock options and time-based restricted stock units and a one-year exercise period for stock options. In addition, if the termination of employment is due to Disability, he will be entitled to Pro-Rated PSA vesting pursuant to the Pro-Rata PSA Vesting Schedule based on actual company performance over the periods. If the termination of employment is due to death, Mr. Cocks’ estate or beneficiaries shall be issued the number of shares of common stock that is computed by multiplying: (i) the target number of shares corresponding to 100% achievement of the performance metrics multiplied by (ii) a fraction, the numerator of which is the number of days from the start of the applicable performance period to the date of termination and the denominator of which is the total number of days in the applicable performance period.

•Post-Employment Restrictions. The Employment Agreement contains certain post-employment restrictions on Mr. Cocks, including non-competition and non-solicitation provisions.

A copy of the Company’s press release announcing the appointment of Mr. Cocks is filed herewith as Exhibit 99.1.
There are no family relationships between Mr. Cocks and any of the directors or executive officers of the Company, and there are no transactions in which Mr. Cocks has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Cocks and any other person pursuant to which Mr. Cocks was appointed as an officer or director of the Company.

Appointment of President and Chief Operating Officer.

On January 5, 2022, the Company also announced the appointment of Eric Nyman as President and Chief Operating Officer, effective February 25, 2022. Mr. Nyman, 49, joined Hasbro in 2003 and currently serves as Chief Consumer Officer and Chief Operating Officer, Hasbro Consumer Products. Prior to his current role, he has held a number of senior positions at Hasbro, including President of Hasbro North America and General Manager and Senior Vice President of Marketing.

The Company entered into an employment agreement with Mr. Nyman (the “Letter Agreement”) that provides for the following:

•Term. The term of Mr. Nyman’s employment as President and Chief Operating Officer will commence February 25, 2022 (the “Effective Date”) and extend until December 31, 2023 (“Term”), unless earlier terminated or extended in accordance with the provisions of the Letter Agreement.

•Compensation and Benefits.

◦Base Salary. Beginning on the Effective Date, Mr. Nyman will be paid an annual base salary of $1,100,000.
◦Management Incentive Plan Bonus. Mr. Nyman will be entitled to receive an annual management incentive plan bonus, beginning with the Company’s 2022 fiscal year, with a target equal to 100% of his earned base salary.
◦Long-Term Incentive. Beginning with the Company’s 2022 fiscal year, Mr. Nyman will be eligible to receive awards under the Company’s long-term equity incentive program with an annual target equal to 400% of his annualized base salary.

◦RSU Grant. In addition to the annual long-term incentive grant, in 2022, Mr. Nyman will receive an additional grant in the form of a restricted stock unit grant with a grant date value of $750,000 (the “RSU Grant”). The RSU Grant will cliff vest on the last day of the Term if he remains employed with the Company through the last day of the Term, subject to earlier vesting in the event of death, disability, termination without cause or termination by him for Good Reason.
◦Treatment of Equity Awards. Except as otherwise provided in the Letter Agreement, upon any termination of Mr. Nyman’s employment, his outstanding equity grants will be treated in accordance with their terms. However, if Mr. Nyman’s employment with the Company terminates after December 31, 2023 (the date of such termination referred to as the “Date of Termination”) any contingent performance share awards (or other performance-based equity awards) then outstanding and held by Mr. Nyman that were granted in either 2022 or 2023 (collectively the “2022/2023 Performance Awards”) shall remain outstanding until the end of the applicable performance periods (each a “Performance Period”) and following the end of the Performance Periods will receive a pro-rata portion of any shares earned.

•Severance.

◦Mr. Nyman is eligible for severance in the event Hasbro terminates his employment without Cause (as defined in the Letter Agreement) or if Mr. Nyman resigns for Good Reason (as defined in the Letter Agreement).

◦Upon Termination by Hasbro Without Cause, or by Mr. Nyman for Good Reason, Within 24 Months Following a Change in Control. Mr. Nyman is eligible to receive a lump sum payment equal to two times his then-current base salary, a lump sum payment equal to two times his annual management incentive plan bonus, certain premium payments by Hasbro for continued medical and dental insurance under COBRA for up to 12 months from the effective date of termination, accelerated vesting of (and lapse of restrictions on) all unexpired, unvested stock options, performance share awards and time-based restricted stock units, and a one-year exercise period for stock options.

◦Upon Termination by Hasbro Without Cause, or by Mr. Nyman for Good Reason, Prior to, or More than 24 Months Following, a Change in Control. If such termination occurs prior to or more than two years following a Change in Control (as defined in the Letter Agreement), Mr. Nyman is eligible to receive payment of his then-current base salary for a period of 18 months following the date of termination, a pro-rated annual management incentive plan bonus, pro-rata vesting of any restricted stock units and a pro-rata portion of any shares earned under outstanding performance share awards, a one-year stock option exercise period for vested options, and certain premium payments by Hasbro for continued medical and dental insurance under COBRA for up to 18 months from the effective date of termination.

◦Following expiration of the term of the Letter Agreement, if Hasbro does not offer to extend the term for at least an additional year on terms and conditions at least as favorable as those set forth in the Letter Agreement or the parties cannot otherwise mutually agree upon the terms of an agreement for Mr. Nyman to remain employed with Hasbro, then Mr. Nyman is eligible to receive payment of his then-current base salary for a period of 12 months following the date of termination of employment and certain premium payments by Hasbro for continued medical and dental insurance under COBRA for up to 12 months from the effective date of termination.

◦If Mr. Nyman’s employment terminates by reason of his death or Disability (as defined in the Letter Agreement), Mr. Nyman (or his estate) is entitled to receive a pro-rated portion of Mr. Nyman’s annual management incentive plan bonus, and will become vested in a pro-rata portion of any unvested restricted stock units and vested in a pro-rata portion of performance share awards, and will receive accelerated vesting of all unexpired, unvested stock options and a one-year stock option exercise period.

•Post-Employment Restrictions. The Letter Agreement contains certain post-employment restrictions on Mr. Nyman, including non-competition and non-solicitation provisions.

A copy of the Company’s press release announcing the appointment of Mr. Nyman is filed herewith as Exhibit 99.1.

There are no family relationships between Mr. Nyman and any of the directors or executive officers of the Company, and there are no transactions in which Mr. Nyman has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Nyman and any other person pursuant to which Mr. Nyman was appointed as an officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Hasbro, Inc. Press Release, dated January 5, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASBRO, INC.
	By:	/s/ Deborah Thomas
	Name:	Deborah Thomas
	Title:	Executive Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)
Date: January 10, 2022